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                                                                      EXHIBIT 11



                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

             Exhibit to Condensed Consolidated Financial Statements

                        Computation of Per Share Earnings
               (Unaudited, in thousands, except per-share amounts)


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                                                                    Three months ended                   Nine months ended
                                                           -----------------------------------   -----------------------------------
                                                           October 31, 1997   October 31, 1996   October 31, 1997   October 31, 1996
                                                           ----------------   ----------------   ----------------   ----------------
PRIMARY:

  Net Income                                               $         19,293   $         18,190   $         54,492   $         46,368
  Reduction of interest expense, net of
       income tax expense on assumed retirement
       of short-term and long-term debt                                 200                190                601                570

  Interest earned, net of income tax expense
       on assumed investment of U.S. government
       securities or commercial paper                                  --                 --                 --                 --
                                                           ----------------   ----------------   ----------------   ----------------

  Adjusted net income                                      $         19,493   $         18,380   $         55,093   $         46,938
                                                           ================   ================   ================   ================

  Weighted average shares outstanding                                51,418             49,056             50,995             48,987
  Dilutive stock options, based on the modified
       treasury stock method, using average fair value                3,738              3,041              3,479              3,239
                                                           ----------------   ----------------   ----------------   ----------------

  Total average shares outstanding                                   55,156             52,097             54,474             52,226
                                                           ================   ================   ================   ================

  Per Share Amount                                         $            .35   $            .35   $           1.01   $            .90
                                                           ================   ================   ================   ================


FULLY DILUTED:

  Net Income                                               $         19,293   $         18,190   $         54,492   $         46,368
  Reduction of interest expense, net of
       income tax expense on assumed retirement
       of short-term and long-term debt                                  18                146                 53                437

  Interest earned, net of income tax expense
       on assumed investment of U.S. government
       securities or commercial paper                                  --                 --                 --                 --
                                                           ----------------   ----------------   ----------------   ----------------

  Adjusted net income                                      $         19,311   $         18,336   $         54,545   $         46,805
                                                           ================   ================   ================   ================

  Weighted average shares outstanding                                51,418             49,056             50,995             48,987
  Dilutive stock options, based on the modified
         treasury stock method, using quarter-end
         or exercise date established price if higher than
         average fair value                                           3,738              3,041              3,479              3,239
                                                           ----------------   ----------------   ----------------   ----------------

  Total average shares outstanding                                   55,156             52,097             54,474             52,226
                                                           ================   ================   ================   ================

  Per Share Amount                                         $            .35   $            .35   $           1.00   $            .90
                                                           ================   ================   ================   ================
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